Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VMware, Inc. of our report dated March 26, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in VMware, Inc.'s Annual Report on Form 10‑K for the year ended January 31, 2020.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 26, 2020